UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 2005
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                          WESTERN PLAINS ENERGY, L.L.C.
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             (Exact name of registrant as specified in its charter)


                 Kansas                    0-50714              48-1247506
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    (State or other jurisdiction of    (Commission File      (I.R.S. Employer
     incorporation or organization)        Number)         Identification No.)


            3022 County Road 18
                 Oakley, KS                                      80918
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    (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number including area code: (785) 672-8810
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events.

Western Plains Energy, L.L.C. ("Company") announced today its intent to expand its ethanol plant located near Campus, Kansas. In addition to increasing the amount of ethanol that can be produced at the plant, the proposed expansion might provide an opportunity to diversify the Company's product offering and allow it to produce some of the energy that it uses to manufacture ethanol. Subject to satisfaction of the contingencies described below, it is hoped that the expansion can be started in 2006 or early 2007.

The potential additional products would be new co-products anticipated to be produced by the ethanol manufacturing process. Currently, the Company produces ethanol and distillers' grains from corn and milo. As contemplated, the expansion would allow the Company to utilize these raw materials more efficiently and resell some of the remaining material. The sale of any of these additional products could help increase the Company's revenue.

The Company is also exploring one or more additional energy sources that would help reduce the costs currently needed to produce ethanol. The Company's existing plant currently uses natural gas and electricity exclusively. The cost of this natural gas represents a substantial portion of the Company's cost of goods sold. Part of the Company's goal in expanding its plant is to take advantage of available technology to utilize certain lower-cost fuels to create energy to manufacture ethanol. Successful establishment of an additional fuel source could reduce the Company's energy costs.

Commencement of construction on the proposed expansion is contingent on a number of factors, including continuing research and development, execution of construction contracts, receipt of financing and government permits, identification and acquisition of necessary resources, and final approval of the Company's Board of Managers. The Company has yet to complete all the research necessary to support the proposed expansion. There is no assurance that these contingencies can be satisfied.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.



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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     WESTERN PLAINS ENERGY, L.L.C.



Date:  September 1, 2005             By: /s/ Michael J. Erhart
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                                        Michael J. Erhart
                                        Chief Executive Officer/General Manager

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